EXHIBIT 10.4

FIRST AMENDMENT TO

THE NCR MANAGEMENT STOCK PLAN

AMENDMENT TO THE NCR MANAGEMENT STOCK PLAN (the “Plan”) as adopted effective January 1, 1997 by NCR Corporation (“NCR”).

WHEREAS, NCR desires to amend the Plan to change the delegation of authority to grant stock awards to directors;

NOW, THEREFORE, NCR does hereby amend the Plan, effective April 22, 2003, as follows:

1.	The last paragraph of Section 4.2, Authority of Committee, is hereby replaced with the following:

Notwithstanding the above, the Chief Executive Officer shall have full power and authority to select Employees other than the officers appointed by the Board of the Company and its Affiliates to whom Awards may from time to time be granted hereunder, and to determine the number of Shares to be covered by such Awards, and the terms and conditions of such Awards. Such authority shall be in addition to, and not in replacement of, the authority of the Board and the Committee to determine such Awards.

Further notwithstanding the above, the Committee on Directors and Governance of the Board, and not the Committee, shall have full power and authority to grant Awards to non-employee directors of the Company, and to determine the terms and conditions of such Awards. Such authority shall be in addition to, and not in replacement of, the authority of the Board to determine such Awards.

IN WITNESS WHEREOF, NCR has caused this amendment to the Plan to be executed this 30th day of April, 2003.

FOR NCR CORPORATION

By:	/s/ WILBERT BUITER
Title:	Senior Vice President, Human Resources

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